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Exhibit 23.3

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-88606) and related Prospectus of The Mills Corporation for the registration of $1,069,171,953 of common stock, preferred stock, common stock warrants and depositary shares and to the incorporation by reference therein of our report dated February 19, 2002, except for Note 17, as to which the date is February 28, 2002, with respect to the consolidated financial statements and schedule of The Mills Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

                      /s/ Ernst & Young LLP

McLean, Virginia
June 26, 2002

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  Exhibit 23.3
CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS